THE ADVISORS' INNER CIRCLE FUND
                                AMENDMENT TO THE
                                CUSTODY AGREEMENT

         THIS AMENDMENT dated as of the 14th day of March, 2007, to the Custodian Agreement dated as of August 12, 1991, as amended May 21, 2001, August 8, 2006 and November 8, 2006 (the "Custody Agreement"), is entered by and between THE ADVISORS' INNER CIRCLE FUND, a Massachusetts trust (the "Trust") and U.S. BANK, N.A., a national banking association (the "Custodian").

                                    RECITALS

         WHEREAS, the parties have entered into a Custody Agreement; and

         WHEREAS, the Trust intends to create additional funds; and

         WHEREAS, the Trust and the Custodian desire to amend said Custody Agreement to apply to the new funds; and

         WHEREAS, Section 10 of the Custody Agreement allows for its amendment by mutual agreement of the parties;

         NOW, THEREFORE, the parties agree as follows:

         Attachment C, the Portfolios of the Fund, is hereby superseded and replaced with Attachment C attached hereto.

Except to the extent supplemented hereby, the Custody Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE ADVISORS' INNER CIRCLE FUND             U.S. BANK, N.A.


By: /s/ James Ndiaye                        By: /s/ Joe D. Redwine
    ----------------------                      ------------------

Printed Name: James Ndiaye                  Printed Name: Joe D. Redwine
              ------------                                --------------

Title:    VP                                Title: Sr. Vice President
      --------------------                         --------------------


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                                  ATTACHMENT C
                                     TO THE
               CUSTODY AGREEMENT - THE ADVISORS' INNER CIRCLE FUND

                       PORTFOLIOS OF THE FUND - MARCH 2007

WHG Income Opportunity Fund
WHG Smidcap Fund
WHG Large Cap Value Fund
Edgewood Growth Fund
FMC Select Value Fund
FMC Strategic Value Fund
HGK Equity Value Fund
Synovus Large Cap Core Equity Fund
Synovus Intermediate Term Bond Fund
Synovus Georgia Municipal Bond Fund
Steinberg Mid Cap Value Fund
LSV Value Equity Fund
Commerce Capital Government Money Market Fund
Commerce Capital Institutional Select Government Money Market Fund Commerce Capital Treasury Obligation Money Market Fund
Haverford Quality Growth Stock Fund
AIG Money Market Fund
WHG Small Cap Value Fund
LSV Conservative Value Fund
LSV Core Equity Fund



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